ASSIGNMENT AGREEMENT

THIS AGREEMENT is dated for reference the 16th day of July, 1996,

AMONG:

	UV SYSTEMS TECHNOLOGY INC., a company incorporated
under the laws of British Columbia and having its registered office at 2800
Ingleton Ave., Burnaby, British Columbia  (the "Company")
                                                     					OF THE FIRST
PART

AND:

	WORKING OPPORTUNITY FUND (EVCC) LTD., a company
incorporated under the laws of the Province of British Columbia and having its head office at 2901-1055 West Georgia Street, Vancouver, British
Columbia, V6E 3R5  (the "FUND")
                                                   					OF THE SECOND
PART

AND:

	MDS DISCOVERY VENTURE MANAGEMENT, INC.,  a
company incorporated under the laws of the Province of British Columbia and having an office at Suite 305-555 West 8th Avenue, Vancouver, British
Columbia, V5Z 1C6 ("MDS")
                                                   					OF THE THIRD
PART

AND:

	SERVICE SYSTEMS INTERNATIONAL, LTD., a corporation
incorporated under the laws of the State of Nevada and having an office at
12840 - 16th Avenue, Suite 203, White Rock, British Columbia V4A 1N6
(SSI)                                            					OF THE FOURTH
PART

AND:

	Ken Fielding, businessman, with the full name and resident address shown on the signature page hereof ("Fielding")
                                                  					OF THE FIFTH
PART

WHEREAS:
A.	SSI is pursuing acquisition of the Company and has agreed to fund
50% of the Company's cash operating needs, pending completion of a public or private offering by SSI within 181 days, whereupon the acquisition will be completed;

B.	SSI will soon have funds available for the 50% funding but the
Company needs funds immediately;

C.	The Fund and MDS have agreed to advance additional funds to the
Company to cover SSI's share of the Company's cash operating needs to date, being $55,000, subject to the terms and conditions set out in this Agreement; and

D.	Fielding has a substantial interest in SSI and wishes to support SSI in its acquisition efforts;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements set forth in this Agreement, other good and valuable consideration and the sum of $10 now paid by each party to the other (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereto hereby agree as follows:

ARTICLE 1 - ADVANCES AND SUBSEQUENT ASSIGNMENT

1.1	Additional Advances

Each of the Fund and MDS will advance an additional $27,500 to the
Company to meet its current cash operating needs.   The Company will
issue a separate promissory note to each of the Fund and MDS upon receipt of such advances (referred to as the "Fund Note" and the "MDA Note" respectively.

1.2	Purchase and Assignment of Promissory Notes

On July 26, 1996:

(a)	SSI shall purchase the Fund Note from the Fund for $27,500,
payable by certified funds;

(b)	SSI shall purchase the MDS Note from MDS for $27,500, payable by certified funds; and

(c)	upon receipt of such payment funds, the Fund and MDS agree that the Fund Note and the MDS Note shall thereupon be assigned and transferred to SSI, and the Company shall immediately cancel the Fund Note and the MDS Note and immediately issue and deliver to SSI a new promissory note for the sum of $55,000, using the form attached as Schedule A hereto, which shall replace and supersede the Fund Note and the MDS Note and govern the terms of the indebtedness of the Company which SSI has purchased from the Fund and MDS hereunder.

ARTICLE 2 - GUARANTEE

3.1	Time of the Essence

Time shall be of the essence of this Agreement.

3.2	Number and Gender

In this Agreement, words (including defined terms) importing the singular number include the plural and vice versa and words importing one gender only shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

3.3	Further Acts

Each of the parties shall, at the request of any other party, execute and deliver any further documents and o all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

3.4	Governing Law

This Agreement shall be governed by the laws of the Province of British
Columbia.

3.5	Severability

Any provision of this Agreement prohibited by law or otherwise ineffective only to the extent of such prohibition or ineffectiveness and shall be severable without invalidating or otherwise affecting the remaining provisions hereof, and the parties hereby undertake to renegotiate in good faith any such invalid or unenforceable provision, with a view to concluding valid and enforceable arrangements as nearly as possible the same as those contained in this Agreement.

3.6	No Merger

The guarantee provided hereunder shall not operate so as to create any merger or discharge of any indebtedness or liability of the Company.

3.7	No Set Off

None of the parties shall claim or excise any right of set or counterclaim in respect of their rights an obligations under this Agreement.

3.8	Waiver

Failure by any party hereto to insist in any instance upon the strict performance of any one of the covenants contained herein shall not be
construed as a waiver or relinquishment of such covenant.   No waiver by
any party hereto of any such covenant shall be deemed to have been made unless express in writing an signed by the waiving party.

3.9	Parties of Interest

This Agreement shall endure to the benefit of and be binding upon the parties hereto, their permitted assigns and their personal representatives, administrators, heirs and successors.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

UV SYSTEMS TECHNOLOGY, INC.

Per:
      -------------------------------------------
      (Authorized Signatory)

Name:
          ----------------------------------------

Title:
        -----------------------------------------

WORKING OPPORTUNITY FUND (EVCC) LTD.

Per:
       ------------------------------------------
       (Authorized Signatory)

Name:
          ---------------------------------------

Title:
        ----------------------------------------



MDS DISCOVERY VENTURE MANAGEMENT, INC.

Per:       F.D.D. Scott
       -----------------------------------------
       (Authorized Signatory)

Name:     David Scott
       --------------------------------------

Title: President
       ----------------------------------------

SERVICE SYSTEMS INTERNATIONAL, LTD.

Per:    Ken Fielding
       -----------------------------------------
                (Authorized Signatory)

Name:      Ken Fielding
       ---------------------------------------

Title:        President
       ---------------------------------------

Signed, Sealed and Delivered by     )
Ken Fielding in the presence of:    )
                                    )
J.R. Gaetz                          )                 Ken Fielding
------------------------------                        --------------------------
(Witness name and signature)        )                 Ken Fielding

							Full Name:     Ken Fielding
    								        -----------------------

							Address:      Richmond BC
								            -----------------------

                              SCHEDULE A

                             PROMISSORY NOTE

$55,000.00
	July 26, 1996

FOR VALUE RECEIVED, the undersigned, UV SYSTEMS TECHNOLOGY, INC., hereby acknowledges itself indebted to and promises to pay on January 13, 1997 to or to the order SERVICE SYSTEMS INTERNATIONAL, LTD.
(the "Lender") at such place as the Lender may designate, the principal amount of FIFTY FIVE THOUSAND ($55,000.00) DOLLARS, together with interest thereon, calculated daily at the rate of 20% per annum up to and after maturity, default and judgment and until actual payment, with interest on overdue interest at the same rate.

Presentment, protest and notice of protest, and notice of dishonor and non-payment are hereby waived by the undersigned.

This note shall be governed and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Notwithstanding any other provision hereof, if the Lender fails to compete the acquisition of all of the common shares of the undersigned held by Working Opportunity Fund (EVCC) Ltd. and MDS Discovery Venture
Management Inc. by January 13, 1997, all indebtedness of the undersigned to the Lender under this note shall automatically be fully and finally extinguished and the Lender shall surrender this note to the undersigned and shall make no claim in respect hereof.

EXECUTED at Vancouver, in the Province of British Columbia, as of the 16th day of July, 1996.

				UV SYSTEMS TECHNOLOGY, INC.

				By:       /s/ J.R. Gaetz
			     -------------------------------------------------
						     Name:       J.R. Gaetz
						     Title         Vice President